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Exhibit 10.7.6

WESTAFF, INC.

NOTICE OF GRANT OF STOCK OPTION

        Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Westaff, Inc. (the "Corporation"):

Optionee:
Grant Date:
Vesting Commencement Date:
Exercise Price: $ per share
Number of Option Shares: shares
Expiration Date:
Type of Option:	Incentive Stock Option
Non-Statutory Stock Option

Exercise Schedule: The Option shall become exercisable as follows: twenty-five percent (25%) of the Option Shares shall become exercisable upon Optionees's completion of one (1) year of Service measured from the Vesting Commencement Date and the balance of the Option Shares shall become exercisable in a series of thirty-six (36) successive equal monthly installments upon Optionee's completion of each month of Service over the thirty-six (36)-month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

        Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Westaff, Inc. 1996 Stock Option/Stock Issuance Plan, as amended and restated (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

        Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

        No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

        Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

Dated as of

WESTAFF, INC.
By:

Title:

OPTIONEE

Address:

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WESTAFF, INC. NOTICE OF GRANT OF STOCK OPTION